Exhibit 10.1

Facility Amount Increase Request

December 11, 2024

To: Truist Bank, as Administrative Agent for the Lenders parties to the Revolving Credit and Security Agreement dated as of August 12, 2021 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among PennantPark Floating Rate Funding I, LLC, a Delaware limited liability company, as borrower (together with its permitted successors and assigns, the “Borrower”); PennantPark Investment Advisers, LLC, a Delaware limited liability company, as the collateral manager (together with its permitted successors and assigns, the “Collateral Manager”), the Lenders from time to time party thereto; Truist Bank, as administrative agent (in such capacity, together with its successors and assigns, the “Administrative Agent”), Truist Bank, as the swingline lender (the “Swingline Lender”), U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as collateral agent, U.S. Bank National Association, as custodian, U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as Collateral Administrator, and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as backup collateral manager.

Ladies and Gentlemen:

The undersigned, PennantPark Floating Rate Funding I, LLC, a Delaware limited liability company (the “Borrower”) hereby refers to the Credit Agreement and requests that the Administrative Agent consent to an increase in the Facility Amount (the “Facility Amount Increase”), in accordance with Section 2.15 of the Credit Agreement, to be effected by an increase in the Commitment of Truist Bank (“Truist”), Raymond James Bank (“Raymond James”) and Western Alliance Bank (“Western Alliance”). Capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

After giving effect to such Facility Amount Increase, the Commitment of (i) Truist shall be $243,000,000, (ii) Raymond James shall be $100,000,000 and (iii) Western Alliance shall be $115,000,000.

This Agreement shall be deemed to be a contractual obligation under, and shall be governed by and construed in accordance with, the laws of the state of New York.

The Facility Amount Increase shall be effective when the executed consent of the Administrative Agent is received or otherwise in accordance with Section 2.15 of the Credit Agreement, but not in any case prior to December 18, 2024. It shall be a condition to the effectiveness of the Facility Amount Increase that all expenses referred to in Section 2.15 of the Credit Agreement shall have been paid.

The Borrower hereby certifies that no Default or Event of Default has occurred and is continuing.

[Signature Page to Follow]

[Signature Page to Facility Amount Increase Request]

Please indicate the Administrative Agent’s consent to such Facility Amount Increase by signing the enclosed copy of this letter in the space provided below.

Very truly yours,

PennantPark Floating Rate Funding I, LLC, as Borrower

By: PennantPark Floating Rate Capital Ltd., as Designated Manager

By: /s/ Jeffery S. Sion

Name: Jeffery S. Sion

Title: Authorized Signatory

Truist Bank, as a Lender

By: /s/ Emily Shields

Name: Emily Shields

Title: Managing Director

Raymond James Bank, as a Lender

By: /s/ Camilo Rincon

Name: Camilo Rincon

Title: Vice President

Western Alliance Bank, as a Lender

By: /s/ Tyler Peterson

Name: Tyler Peterson

Title: Vice President

[Signature Page to Facility Amount Increase Request]

The undersigned hereby consents on this 18th day of December 2024 to the above‑requested Facility Amount Increase.

Truist Bank, as Administrative Agent

By: /s/ Emily Shields

Name: Emily Shields

Title: Managing Director

[Signature Page to Facility Amount Increase Request]